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EXHIBIT 99.1

PAUL-SON COMPLETES COMBINATION WITH
BOURGOGNE ET GRASSET AND BUD JONES

Las Vegas, Nevada—September 12, 2002—Paul-Son Gaming Corporation ("Paul-Son") (Nasdaq SmallCap: PSON) announced today that its stockholders approved the combination transaction with Etablissements Bourgogne et Grasset ("B&G") and B&G's subsidiary, The Bud Jones Company, and certain other related proposals and that the combination has occurred.

In the transaction, the B&G stockholders received (i) 3,969,026 shares of Paul-Son common stock, or 53.45% of Paul-Son's shares outstanding immediately following the closing, and (ii) warrants to purchase an aggregate of 459,610 shares. The warrants, which are designed to provide antidilution protection to the B&G stockholders, are exercisable if, when and to the extent that Paul-Son issues common stock upon the exercise or conversion of any options or other similar rights that were outstanding immediately prior to the closing. Of the warrants issued to the B&G stockholders, 84,610 warrants are immediately exercisable reflecting the issuance of 84,610 shares to Paul-Son's investment banker in connection with the combination. As a result of the combination, B&G and The Bud Jones Company, Inc. became wholly-owned subsidiaries of Paul-Son. The combined company will continue to be called "Paul-Son Gaming Corporation" and will be headquartered in Las Vegas, Nevada, with offices in Beaune France, San Luis, Mexico, Atlantic City, New Jersey and other locations.

In addition to the combination, the B&G stockholders purchased 670,000 shares from Paul-Son's former controlling stockholder, which together with the shares previously owned or acquired in the combination, brings the B&G stockholders post-combination ownership to approximately 63% of Paul-Son's issued and outstanding shares.

Francois Carretté, Paul-Son's new controlling stockholder, joins Paul-Son's new management team as Chairman of the Board, and Gérard Charlier as President and Chief Executive Officer. Eric Endy, Paul-Son's former Chairman, Chief Executive Officer and President, will become Executive Vice President and will continue as a director of Paul-Son.

Paul-Son expanded its board of directors from four to seven persons. Pursuant to the combination agreement, the Paul-Son board of directors is to consist of four persons designated by Holding Wilson S.A., the new controlling stockholder of Paul-Son, and three persons from Paul-Son's prior board of directors. Immediately after the closing, Holding Wilson designated Francois Carretté, Gérard Charlier and Alain Thieffry as directors. Benoit Aucouturier declined to be a director. Holding Wilson will designate a fourth person to the board in the near future. The three individuals from Paul-Son's prior board of directors are Eric Endy, Jerry West and Paul Dennis.

"This combination creates an industry-leading company in the casino table supply business. We have an enhanced management team that will provide Paul-Son with stronger operational and management expertise," said Gérard Charlier. "We believe that B&G's international distribution channels and Paul-Son's and Bud Jones' domestic distribution channels will provide a powerful global distribution network for our products." Eric Endy commented, "We anticipate that the combined companies will be able to achieve manufacturing cost synergies and labor cost savings by combining manufacturing facilities and reducing redundant functions and operations."

Paul-Son is a leading manufacturer and supplier of casino table game equipment. Paul-Son's products include casino chips, "plaques" and "jetons" (the European equivalents of casino chips), table game layouts, playing cards, dice, gaming furniture (such as roulette wheels, blackjack tables and craps table) and other casino table game accessories (such as chip trays, drop boxes and dealing shoes) to licensed casinos all over the world.

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are subject to risks and uncertainties. Such forward-looking statements include, without limitation, Paul-Son's current expectations or forecasts of the combination and the financial condition, results of operations, plans, objectives, future performance and business of Paul-Son after the combination. Although Paul-Son believes that the expectations reflected in such forward-looking statements are reasonable, Paul-Son can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include risks associated with:

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  uncertainties related to integrating Paul-Son and B&G;

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  uncertainties related to currency fluctuations among the United States, France and Mexico;

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  unexpected charges and expenses as a result of the combination;

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  possible delisting from the Nasdaq SmallCap Market as a result of the combination;

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  decline in B&G's revenues as a result of the end of European casinos converting their chips to Euros;

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  amount, nature and timing of capital expenditures;

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  unexpected fluctuations in operating costs and other expenses;

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  cash flow and anticipated liquidity;

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  ability to find and retain skilled personnel;

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  availability and cost of material and equipment;

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  availability of capital;

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  strength and financial resources of Paul-Son's competitors;

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  regulatory developments;

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  general economic conditions; and

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  other risks more fully described in Paul-Son's previous filings with the Securities and Exchange Commission, including the Definitive Proxy Statement filed on August 9, 2002; and Form 10-K for the fiscal year ended May 31, 2002, filed on July 15, 2002.

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  EXHIBIT 99.1
PAUL-SON COMPLETES COMBINATION WITH BOURGOGNE ET GRASSET AND BUD JONES